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                                                                EXHIBIT 23.4
                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of QRS Corporation of our report dated April 26, 1999 relating to the financial statements of RockPort Trade Systems, Inc., which appears in the Current Report on Form 8-K/A of QRS Corporation dated May 23, 2000.



PricewaterhouseCoopers LLP
Boston, Massachusetts
May 31, 2000